Exhibit 10.19

Lease Agreement Number BO111821

Lease Agreement

This Lease Agreement (“AGREEMENT”), dated November 18, 2021, is made by and between HONOUR CAPITAL LLC (the “Lessor”) with an office located at 825 11th Avenue SE, Suite 200, Minneapolis, MN 55414 and Bowman Consulting Group Ltd. (the “Lessee”), a Delaware corporation with an address of 12355 Sunrise Valley Drive, Suite 520, Reston, VA 20191. Lessor and Lessee may be referred to as Party or Parties.

Lessor hereby leases or grants to the Lessee the right to use and Lessee hereby rents and accepts the right to use the tangible property and equipment whether or not listed by serial number (together with all replacements, substitutions, parts, additions, accessions and accessories at any time incorporated therein or made a part thereof, “Hardware”), and software, general intangibles and related services (“Software”) on the Lease Schedule(s) attached hereto or incorporated herein by reference from time to time (collectively, the Hardware, Software and all related services are the “Equipment”), subject to the terms and conditions hereof, as supplemented with respect to each item of Equipment by the terms and conditions set forth in the appropriate Lease Schedule. The term “AGREEMENT” shall include this Lease Agreement and the various Lease Schedule(s) identifying each item of Equipment or the appropriate Lease Schedule(s) identifying one or more particular items of Equipment.

1.	Term

This AGREEMENT is effective from the date it is executed by both parties. The term of this AGREEMENT, as to all Equipment designated on any particular Lease Schedule, shall commence on the Installation Date for all Equipment on such Lease Schedule and shall continue for an initial period ending that number of months from the Commencement Date as set forth in such Lease Schedule (the “Initial Term”) and shall continue from year to year thereafter until terminated. The term of this AGREEMENT as to all Equipment designated on any particular Lease Schedule may be terminated without cause at the end of the Initial Term or any year thereafter by either Party mailing written notice of its termination to the other Party not less than one-hundred twenty (120) days prior to such termination date.

2.	Commencement Date

The Installation Date for each item of Equipment shall be the day said item of Equipment is installed at the Location of Installation, ready for use, and accepted in writing by the Lessee. The Commencement Date for any Lease Schedule is the first of the month following installation of all the Equipment on the Lease Schedule, unless the latest Installation Date for any Equipment on the Lease Schedule falls on the first day of the month, in which case such date shall be the Commencement Date. The Lessee agrees to lease the Equipment associated with the Lease Schedule and agrees to complete, execute and deliver to Lessor one or more Certificate(s) of Acceptance listing the specific items of Equipment to be leased upon installation of such Equipment.

3.	Lease Charge

The lease charges for the Equipment leased pursuant to this AGREEMENT shall be the aggregate “Monthly Lease Charge(s)” as set forth on each and every Lease Schedule executed pursuant hereto (the aggregate “Monthly Lease Charge(s)” are the “Lease Charges”). Lessor and Lessee agree that the fair market value of the use of the Equipment leased on any Lease Schedule hereunder shall be the Monthly Lease Charge as set forth on such Lease Schedule. Lessee agrees to pay to Lessor the Lease Charges in accordance with the Lease Schedule(s), and the payments shall be made by ACH at Lessor’s direction. Lessor may pull the ACH payment from Lessee’s account if a payment has not been made within five (5) days of its due date. The Lease Charges shall be paid by Lessee monthly in advance with the first full month’s payment due on the Commencement Date. The Lease Charge for the period from the Installation Date to the Commencement Date (the “Installation Period”) shall be an amount equal to the “Monthly Lease Charge” divided by thirty (30) and multiplied by the number of days from and including the Installation Date to the Commencement Date and such amount shall be due and payable upon receipt of an invoice from Lessor. Charges for taxes made in accordance with Section 4 and charges made under any other provision of this AGREEMENT and payable by Lessee shall be paid to Lessor at Lessor’s address specified on the Lease Schedule(s) on the date specified in invoices delivered to Lessee. If payment, as specified above, is not received by Lessor on the due date, Lessee agrees to and shall pay, to the extent permitted by law, on demand, as a late charge, an amount equal to one and one-half percent (1 1⁄2%), or the maximum percentage allowed by law if less, of the amount past due (“Late Charges”). The Parties agree that Late Charges shall be charged and added to any past due amount(s) on the date such payment is due and every thirty (30) days thereafter until all past due amounts are paid in full to Lessor.

4.	Taxes

In addition to the Lease Charges set forth in Section 3, the Lessee shall reimburse Lessor for all license or registration fees, assessments, sales and use taxes, rental taxes, recycling, administrative or environmental fees, gross receipts taxes, personal property taxes and other taxes or fees now or hereafter imposed by any government, agency, province or otherwise upon the Equipment, the Lease Charges or upon the ownership, leasing, renting, purchase, possession, use, recycling or disposal of the Equipment, whether the same be assessed to Lessor or Lessee (the “Taxes”). Lessee’s obligation to remit taxes and other non-rent related charges shall be due and payable upon invoice from Lessor in accordance with the terms of such invoice. Lessor shall file all property tax returns and pay all Taxes when due. Lessee, upon notice to Lessor, may, in Lessee’s own name, contest or protest any

Taxes, and Lessor shall honor any such notice except when in Lessor’s sole opinion such contest is futile or will cause a levy or lien to arise on the Equipment or cloud Lessor’s title thereto. Lessee shall, in addition, be responsible to Lessor for the payment and discharge of any penalties or interest as a result of Lessee’s actions or inactions. Nothing herein shall be construed to require Lessee to be responsible for any federal or state taxes or payments in lieu thereof, imposed upon or measured by the net income of Lessor, or state franchise taxes of Lessor, or except as provided hereinabove, any penalties or interest resulting from Lessor’s failure to timely remit such tax payments.

5.	Delivery and Installation

Lessee shall inspect, test, and either accept or reject the Equipment before such time as the applicable vendor requires payment for such Equipment.

All transportation charges upon the Equipment for delivery to Lessee’s designated Location of Installation are to be paid by Lessee. All rigging, drayage charges, structural alterations, rental of heavy equipment and/or other expense necessary to place the Equipment at the Location of Installation are to be promptly paid by Lessee.

Lessee agrees to pay for the actual installation of the Equipment at Lessee’s site. Lessee shall make available and agrees to pay for all costs associated with providing a suitable place of installation and necessary electrical power, outlets and air conditioning required for operating the Equipment as defined in the Equipment manufacturer’s installation manual or instructions. All supplies consumed or required by the Equipment shall be furnished and paid for by Lessee.

6.	Return to Lessor

On the day following the last day of the lease term associated with a Lease Schedule (the “Return Date”), Lessee shall cause and pay for the Equipment listed on that Lease Schedule to be deinstalled, packed using standard packing materials that adequately protect the Equipment from damage during shipping, and shipped to a location designated in writing by Lessor (the “Return Location”). If the Equipment listed on the applicable Lease Schedule is not at the Return Location within ten (10) days of the Return Date, or Lessee fails to deinstall and ship the Equipment on the Return Date, then any written notice of termination delivered by Lessee shall automatically become void, and the Lease Schedule shall continue in accordance with this AGREEMENT. Irrespective of any other provision hereof, Lessee will bear the risk of damage from fire, the elements or otherwise until delivery of the Equipment to the Return Location. At such time as the Equipment is delivered to the Lessor at the Return Location, the Equipment will be at the risk of Lessor.

7.	Maintenance

Lessee, at its sole expense, shall maintain the Equipment in good working order and condition. Lessee shall enter into, pay for and maintain in force during the entire term of any Lease Schedule, a maintenance agreement with the manufacturer of the Equipment providing for continuous uninterrupted maintenance of the Equipment (the “Maintenance Agreement”). Upon Lessor’s request, Lessee shall provide a copy of each such Maintenance Agreement to Lessor. Lessee will cause the manufacturer to keep the Equipment in good working order in accordance with the provisions of the Maintenance Agreement and make all necessary adjustments and repairs to the Equipment. The manufacturer is hereby authorized to accept the directions of Lessee with respect thereto. Lessee agrees to allow the manufacturer full and free access to the Equipment. All maintenance and service charges, whether under the Maintenance Agreement or otherwise, and all expenses, if any, of the manufacturer’s customer engineers incurred in connection with maintenance and repair services, shall be promptly paid by Lessee.

Lessee warrants that all of the Equipment shall be in good working order operating according to manufacturer’s specification and eligible for the manufacturer’s standard maintenance agreement upon delivery to and inspection and testing by the Lessor. If the Equipment is not free of physical defect or damage, operating according to manufacturer’s specification, in good working order and/or eligible for the manufacturer’s standard maintenance agreement, then Lessee agrees to reimburse Lessor for all costs, losses, expenses and fees associated with such equipment and the repair or replacement thereof.

8.	Location, Ownership and Use

The Equipment shall, at all times, be the sole and exclusive property of Lessor. Lessee shall have no right or property interest therein, except for the right to use the Equipment in the normal operation of its business at the Location of Installation, or as otherwise provided herein. Lessee hereby assigns all of its rights (but none of its obligations) to Lessor under any purchase orders, invoices, or other contracts of sale with respect to the Equipment. If a court of competent jurisdiction determines that any Lease Schedule hereto is not a true lease or a finance lease for purposes of the Uniform Commercial Code, but rather a secured financing, then Lessee shall be deemed to have granted, and hereby grants to Lessor, a first priority security interest in the Equipment leased thereunder together with all substitutions and replacements therefor and all attachments and accessories thereto and all proceeds (including insurance proceeds) thereof. The Equipment is and shall remain personal property even if installed in or attached to real property. Lessor shall be permitted to display notice of its ownership on the Equipment by means of a suitable stencil, label or plaque affixed thereto.

Lessee shall keep the Equipment at all times free and clear from all claims, levies, encumbrances and process. Lessee shall give Lessor immediate notice of any such attachment or other judicial process affecting any of the Equipment. Without Lessor’s written permission, Lessee shall not attempt to or actually: (i) pledge, lend, create a security interest in, sublet, exchange, trade, assign, swap, use for an allowance or credit or otherwise; (ii) allow another to use; (iii) part with possession; (iv) dispose of; or (v) remove from the Location of Installation, any item of Equipment. Lessee shall not cause the Equipment to be located outside of the United States. If any item of Equipment is exchanged, assigned, traded, swapped, used for an allowance or credit or otherwise to acquire new or different equipment (the “New Equipment”) without Lessor’s prior written consent, then all of the New Equipment shall become Equipment owned by Lessor subject to this AGREEMENT and the applicable Lease Schedule.

Any features installed on the Equipment at the time of delivery which are not specified on the Lease Schedule are and shall remain the sole property of the Lessor.

Lessee shall cause the Equipment to be operated in accordance with the applicable vendor’s or manufacturer’s manual of instructions by competent and qualified personnel.

9.	Financing Statement

Lessee authorizes Lessor to cause this AGREEMENT or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purposes of showing Lessor’s interest in the Equipment. Lessee agrees to execute any such instruments as Lessor may request from time to time.

10.	Alterations and Attachments

Upon prior written notice to Lessor, Lessee may, at its own expense, make minor alterations in or add attachments to the Equipment, provided such alterations and attachments shall not interfere with the normal operation of the Equipment and do not otherwise involve the pledge, assignment, exchange, trade or substitution of the Equipment or any component or part thereof. All such alterations and attachments to the Equipment shall become part of the Equipment leased to Lessee and owned by Lessor. If, in Lessor’s sole determination, the alteration or attachment reduces the value of the Equipment or interferes with the normal and satisfactory operation or maintenance of any of the Equipment, or creates a safety hazard, Lessee shall, upon notice from Lessor to that effect, promptly remove the alteration or attachment at Lessee’s expense and restore the Equipment to the condition the Equipment was in just prior to the alteration or attachment.

11.	Loss and Damage

Lessee shall assume and bear the risk of loss, theft and damage (including any governmental requisition, condemnation or confiscation) to the Equipment and all component parts thereof from any and every cause whatsoever, whether or not covered by insurance. No loss or damage to the Equipment or any component part thereof shall impair any obligation of Lessee under this AGREEMENT, which shall continue in full force and effect except as hereinafter expressly provided. Lessee shall repair or cause to be repaired all damage to the Equipment. In the event that all or part of the Equipment shall, as a result of any cause whatsoever, become lost, stolen, destroyed or otherwise rendered irreparably unusable or damaged (collectively, the “Loss”) then Lessee shall, within ten (10) days after the Loss, fully inform Lessor in writing of such a Loss and shall pay to Lessor the following amounts: (i) the Monthly Lease Charges (and other amounts) due and owing under this AGREEMENT at the time of the Loss (or Event of Default, as defined hereinafter), plus (ii) the Original Cost of the Equipment subject to the Loss (or Event of Default, as defined hereinafter) multiplied by the “Percent of Original Cost.” The Original Cost of a particular item of Equipment shall be Lessee’s original purchase price of such item at the time of its purchase or payment to the applicable vendor by Lessor, plus additional or related charges such as taxes, delivery and freight, installation, maintenance, etc. The Percent of Original Cost shall be the Per Payment Factor multiplied by the number of lease payments Lessor has received from Lessee during the Initial Term subtracted from 112 and then divided by 100. The Per Payment Factor is the sum of 112 multiplied by 0.8 divided by the number of Monthly Lease Charges that are due during the Initial Term (collectively, the sum of (i) plus (ii) shall be the “Casualty Loss Value”). Upon receipt by Lessor of the Casualty Loss Value: (i) the applicable Equipment shall be removed from the Lease Schedule; and (ii) Lessee’s obligation to pay Lease Charges associated with the applicable Equipment shall cease. Lessor may request, and Lessee shall complete, an affidavit(s) which swears out the facts supporting the Loss of any item of Equipment.

12.	Insurance

Until the Equipment is returned to Lessor or as otherwise herein provided, whether or not this AGREEMENT has terminated as to the Equipment, Lessee, at its expense, shall maintain: (i) property and casualty insurance insuring the Equipment for its Casualty Loss Value naming Lessor or its assigns as sole loss payee; and (ii) commercial general liability insurance insuring against liability for bodily injury and property damage naming Lessor and its assigns as additional insureds. The insurance shall cover the interest of both the Lessor and Lessee in the Equipment, or as the case may be, shall protect both the Lessor and Lessee in respect to all risks arising out of the condition, delivery, installation, maintenance, use or operation of the Equipment. All such insurance shall provide for thirty (30) days prior written notice to Lessor of cancellation, restriction, or reduction of coverage and shall have a clause specifying that no action or misrepresentation by Lessee shall invalidate such policy. Lessor shall be under no duty to ascertain the existence of or to examine any such policy or to advise Lessee in the event any such policy shall not comply with the requirements hereof. Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on the Equipment. Prior to installation of the Equipment, all policies or certificates of insurance shall be delivered to Lessor by Lessee. Lessee agrees to keep the Equipment insured with an insurance company which is at least “A” rated by A.M. Best and in such form, including a maximum deductible, as may be satisfactory to Lessor. The proceeds of any loss or damage insurance shall be payable to Lessor, but Lessor shall remit all such insurance proceeds to Lessee at such time as Lessee either (i) provides Lessor satisfactory proof that the damage has been repaired and the Equipment has been restored to good working order and condition or (ii) pays to Lessor the Casualty Loss Value. It is understood and agreed that any payments made by Lessee or its insurance carrier for loss or damage of any kind whatsoever to the Equipment are not made as accelerated rental payments or adjustments of rental, but are made solely as indemnity to Lessor for loss or damage of its Equipment.

13.	Enforcement of Manufacturer’s Warranties

Lessee, in its own name, shall, so long as this AGREEMENT is in force, enforce any manufacturer’s Equipment warranty.

14.	Warranties, Disclaimers and Indemnity

Lessor warrants that at the time the Equipment is delivered to Lessee, Lessor will have full right, power and authority to lease the Equipment to Lessee. EXCEPT FOR THE WARRANTY IN THE SENTENCE DIRECTLY PRECEDING THIS ONE, THE LESSOR DOES NOT MAKE ANY WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE ACKNOWLEDGES THAT IT IS NOT RELYING ON LESSOR’S SKILL OR JUDGMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR PURPOSE, THAT LESSOR HAS NOT SELECTED, MANUFACTURED, SOLD OR SUPPLIED ANY OF THE EQUIPMENT (OR SELECTED THE SUPPLIER THEREOF), AND THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES CONTAINED IN THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH MUTUALLY AND IRREVOCABLY WAIVE ALL IMPLIED COVENANTS INCLUDING THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING. LESSEE ACKNOWLEDGES AND AGREES THAT NO VENDOR, SUPPLIER, OR MANUFACTURER OR ANY SALESPERSON OR OTHER AGENT OR EMPLOYEE OF ANY OF THE FOREGOING, OR ANY FINANCIAL INTERMEDIARY, BROKER OR OTHER PARTY, IS AN AGENT FOR OR HAS ANY AUTHORITY TO ACT OR SPEAK FOR, OR BIND, LESSOR IN ANY MANNER; NOR IS LESSOR AN AGENT OR REPRESENTATIVE OF ANY SUCH VENDOR, SUPPLIER, MANUFACTURER, FINANCIAL INTERMEDIARY, BROKER OR OTHER PARTY. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT LESSOR AND ITS REPRESENTATIVES AND EMPLOYEES HAVE NOT MADE ANY STATEMENT, REPRESENTATION OR WARRANTY RELATIVE TO THE ACCOUNTING OR TAX ENTRIES, TREATMENT, BENEFIT, USE OR CLASSIFICATION OF THE AGREEMENT OR ASSOCIATED LEASE SCHEDULES. LESSEE ACKNOWLEDGES THAT IT AND/OR ITS INDEPENDENT ACCOUNTANTS ARE SOLELY RESPONSIBLE FOR (i) ANY AND ALL OF LESSEE’S ACCOUNTING AND TAX ENTRIES ASSOCIATED WITH THE AGREEMENT AND/OR THE LEASE SCHEDULES AND (ii) THE ACCOUNTING AND TAX TREATMENT, BENEFITS, USES AND CLASSIFICATION OF THE AGREEMENT OR ANY LEASE SCHEDULE. LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER FOR ANY INFORMATION, INCLUDING BUT NOT LIMITED TO CONSUMER OR PATIENT INFORMATION, THAT IS AT ANY TIME ENTERED, STORED, TRANSFERRED TO, CONTAINED OR RETAINED ON ANY EQUIPMENT, WHETHER OR NOT SUCH INFORMATION IS SUBJECT TO FEDERAL, STATE OR OTHER

LAW, INCLUDING BY WAY OF EXAMPLE ONLY AND NOT OF LIMITATION, THE HEALTH INSURANCE PORTABILITY ACCOUNTABILITY ACT OF 1996 (HIPAA), FINANCIAL MODERNIZATION ACT (GRAMM-LEACH-BLILEY ACT), ETC. LESSOR SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE RELATIONSHIP BETWEEN THE LESSOR AND LESSEE, THIS AGREEMENT OR THE PERFORMANCE, POSSESSION, LEASE OR USE OF THE EQUIPMENT. THIS AGREEMENT IS INTENDED BY THE PARTIES TO BE A LEASE OF EQUIPMENT TO BE OWNED BY LESSOR (OR WHICH LESSOR SHALL HAVE THE RIGHT TO LEASE) AND NOT A LOAN, SALE OR LEASE INTENDED AS A SALE OR LOAN. THIS AGREEMENT IS A “FINANCE LEASE” AS THAT TERM IS DEFINED AND USED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE.

Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify, defend and hold Lessor harmless with respect to, any claim from a third party for any liability, claim, loss, damage or expense of any kind or nature, whether based upon a theory of strict liability or otherwise, caused, directly or indirectly, by: (i) the inadequacy of any item of Equipment, including Software, for any purpose; (ii) any deficiency or any latent or other defects in any Equipment, including Software, whether or not detectable by Lessee; (iii) the selection, manufacture, rejection, ownership, lease, possession, maintenance, operation, use or performance of any item of Equipment, including Software; (iv) any interruption or loss of service, use or performance of any item of Equipment, including Software; (v) patent, trademark or copyright infringement; (vi) any information whatsoever or the loss, release, unauthorized access, transfer, theft, use or misuse thereof, or (vii) any loss of business or other special, incidental or consequential damages whether or not resulting from any of the foregoing. Lessee’s duty to defend and indemnify Lessor shall survive the expiration, termination, settlement, cancellation, assignment or resolution of this AGREEMENT or a Lease Schedule and shall be binding upon Lessee’s successors and permitted assigns.

15.	Event of Default

The occurrence of any of the following events shall constitute an Event of Default under this AGREEMENT and/or any Lease Schedule:

(1)

the nonpayment by Lessee of any Lease Charges when due, or the nonpayment by Lessee of any other sum required hereunder to be paid by Lessee which non-payment continues for a period of ten (10) days from the date when due;

(2)

the failure of Lessee to perform any other term, covenant or condition of this AGREEMENT, any Lease Schedule or any other document, agreement or instrument executed pursuant hereto or in connection herewith, which is not cured within ten (10) days after written notice thereof from Lessor;

(3)	Lessee attempts to or does remove, transfer, sell, swap, assign, sublease, trade, exchange, encumber, receive an allowance or credit for, or part with possession of, any item of Equipment;

(4)

Lessee ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, fails to pay its debts as they become due, offers a settlement to creditors or calls a meeting of creditors for any such purpose, files a voluntary petition in bankruptcy, is subject to an involuntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files or has filed against it a petition seeking any reorganization, arrangement or composition, under any present or future statute, law or regulation;

(5)

any of Lessee’s representations or warranties made herein or in any oral or written statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect;

(6)

Lessee defaults under or otherwise has accelerated any material obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debenture; or Lessee defaults under any other agreement now existing or hereafter made with Lessor;

(7)

Lessee (i) divides, merges or consolidates into or with, or sells or transfers all or any substantial portion of its assets to, or enters into any partnership or joint venture other than in the ordinary course of business with, any entity, (ii) dissolves, liquidates or ceases or suspends the conduct of business, or ceases to maintain its existence, (iii) enters into or suffers any transaction or series of transactions as a result of which Lessee is directly or indirectly controlled by persons or entities not directly or indirectly controlling Lessee as of the date hereof, or (iv) if Lessee is a publicly held entity, there shall be a change in the ownership of Lessee’s stock or other equivalent ownership interest such that Lessee is no longer subject to the reporting requirements of, or no longer has a class of equity securities registered under, the Securities Act of 1933 or the Securities Exchange Act of 1934; or

(8)	the breach or repudiation by any party thereto of any guaranty, subordination agreement or other agreement running in favor of Lessor obtained in connection with this AGREEMENT.

16.	Remedies

Should any Event of Default occur, Lessor may, with or without notice or demand upon Lessee, retain any and all security deposits and pursue and enforce, alternatively, successively and/or concurrently, any one or more of the following remedies:

(1)	recover from Lessee all accrued and unpaid Lease Charges and other amounts due and owing on the date of the default;

(2)	recover from Lessee from time to time all Lease Charges and other amounts as and when becoming due hereunder;

(3)

either (A) accelerate, cause to become immediately due and recover the present value of all Lease Charges and other amounts due and/or likely to become due hereunder from the date of the default to the end of the lease term using a discount rate of four percent (4%); or (B) cause to become immediately due and payable and recover from Lessee the Casualty Loss Value of the Equipment which Lessee agrees is not a penalty but rather a reasonable forecast of the just compensation for the harm caused by the Event of Default, which harm is incapable or very difficult of accurate estimation;

(4)	terminate any or all of the Lessee’s rights, but not its obligations, associated with the lease of Equipment under this AGREEMENT;

(5)

either (A) retake (by Lessor, independent contractor, or by requiring Lessee to assemble and surrender the Equipment in accordance with the provisions of Section 6 hereinabove) possession of the Equipment without terminating the Lease Schedule or the AGREEMENT free from claims by Lessee which claims are hereby expressly waived by Lessee; or (B)

require Lessee to deliver the Equipment to a location designated by Lessor; LESSEE WAIVES THE RIGHT, IF ANY, TO REQUIRE LESSOR TO GIVE NOTICE AND/OR A JUDICIAL HEARING PRIOR TO EXERCISING ITS RIGHT OF REPOSSESSION;
(6)

upon Lessor’s instructions after an Event of Default, Lessee agrees to cease immediately the use of any or all Software, to uninstall and delete all copies of such licensed Software from any computer systems owned or controlled by Lessee or its affiliates or used for Lessee’s or Lessee’s affiliate’s benefit, to destroy any and all written documentation, manuals and materials provided with the Software, and to provide Lessor with a certificate signed by a Lessee officer who is responsible for Lessee’s information systems, attesting to such cessation of use, deinstallation, deletion, and/or destruction of the Software; and

(7)	render Equipment unusable;
(8)	proceed by court action to enforce performance by Lessee of its obligations associated with any Lease Schedule and/or this AGREEMENT; and
(9)

pursue any other remedy Lessor may otherwise have, at law, equity or under any statute, and recover damages and expenses (including attorneys’ fees) incurred by Lessor by reason of the Event of Default.

Lessor’s pursuit and enforcement of any one or more remedies shall not be deemed an election or waiver by Lessor of any other remedy.

If a court of competent jurisdiction determines that any Lease Schedule hereto is not a true lease or a finance lease for purposes of the Uniform Commercial Code, but rather a secured financing, the following terms shall apply. Upon repossession of the Equipment, Lessor shall have the right to lease, sell or otherwise dispose of such Equipment in a commercially reasonable manner, with or without notice, at a public or private sale. Lessor shall not be obligated to sell or re-lease the Equipment. Any sale or re-lease may be held at such place or places as are selected by Lessor, with or without having the Equipment present. Any such sale or re-lease, may be at wholesale or retail, in bulk or in parcels.

17.	Costs and Attorneys’ Fees

In the event of any default, claim, proceeding, including a bankruptcy proceeding, arbitration, mediation, counter-claim, action (whether legal or equitable), appeal or otherwise, whether initiated by Lessor or Lessee (or a debtor-in-possession or bankruptcy trustee), which arises out of, under, or is related in any way to this AGREEMENT, any Lease Schedule, or any other document, agreement or instrument executed pursuant hereto or in connection herewith, or any governmental examination or investigation of Lessee which requires Lessor’s participation (individually and collectively the “Claim”), Lessee, in addition to all other sums which Lessee may be called upon to pay under the provisions of this AGREEMENT, shall pay to Lessor, on demand, all costs, expenses and fees paid or payable in connection with the Claim, including, but not limited to, attorneys’ fees and out-of-pocket costs, including travel and related expenses incurred by Lessor or its attorneys.

18.	Lessor’s Performance Option

Should Lessee fail to make any payment or to do any act as provided by this AGREEMENT, then Lessor shall have the right (but not the obligation), without notice to Lessee of its intention to do so and without releasing Lessee from any obligation hereunder to make or to do the same, to make advances to preserve the Equipment or Lessor’s title thereto, and to pay, purchase, contest or compromise any insurance premium, encumbrance, charge, tax, lien or other sum which in the judgment of Lessor appears to affect the Equipment, and in exercising any such rights, Lessor may incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall be due and payable by Lessee within ten (10) days of notice thereof.

19.	Quiet Possession and Inspection

Lessor hereby covenants with Lessee that Lessee shall quietly possess the Equipment subject to and in accordance with the provisions hereof so long as Lessee is not in default hereunder; provided, however, that Lessor or its designated agent may, at any and all reasonable times during business hours, enter Lessee’s premises for the purposes of inspecting the Equipment and the manner in which it is being used.

20.	Assignments

This AGREEMENT shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Lessee, however, shall not assign this AGREEMENT or sublet any of the Equipment without first obtaining the prior written consent of Lessor and its assigns, if any. Lessee acknowledges that the terms and conditions of this AGREEMENT have been fixed in anticipation of the possible assignment of Lessor’s rights under this AGREEMENT and in and to the Equipment as collateral security to a third party (“Assignee” herein) which will rely upon and be entitled to the benefit of the provisions of this AGREEMENT. Lessee agrees with Lessor and such Assignee to recognize in writing any such assignment within fifteen (15) days after receipt of written notice thereof and to pay thereafter all sums due to Lessor hereunder directly to such Assignee if directed by Lessor, provided, however, that such recognition by Lessee shall not constitute a waiver of any defense, set-off or counterclaim whatsoever (whether arising from a breach of this AGREEMENT or not) that Lessee may from time to time have against Lessor. Upon such assignment, the Lessor shall remain obligated to perform any obligations it may have under this AGREEMENT and the Assignee shall (unless otherwise expressly agreed to in writing by the Assignee) have no obligation to perform such obligations. Any such assignment shall be subject to Lessee’s rights to use and possess the Equipment so long as Lessee is not in default hereunder.

21.	Survival of Obligations

All covenants, agreements, representations, and warranties contained in this AGREEMENT, any Lease Schedule, or in any document attached thereto, shall be for the benefit of Lessor and Lessee and their successors, any assignee or secured party. Further, all covenants, agreements, representations, and warranties contained in this AGREEMENT, any Lease Schedule, or in any document attached thereto, shall survive the execution and delivery of this AGREEMENT and the expiration or other termination of this AGREEMENT.

22.	Corporate Authority

The Parties covenant and warrant that the persons executing this AGREEMENT and each Lease Schedule on their behalf have been duly authorized to do so, and this AGREEMENT and any Lease Schedule constitute a valid and binding obligation of the Parties. Lessee will, at Lessor’s request, provide to Lessor Certificates of Authority naming the officers of the Lessee who have the authority to execute this AGREEMENT and any Lease Schedules issued hereunder. Lessee agrees that it shall advise Lessor of any change in Lessee’s name, address or corporate structure within ten (10) days after such change and execute all documents and instruments requested by Lessor.

23.	Landlords’ and Mortgagees’ Waiver

If requested, Lessee shall furnish waivers, in form and substance satisfactory to Lessor, from all landlords and mortgagees of any premises upon which any Equipment is located.

24.	Miscellaneous

This AGREEMENT, the Lease Schedule(s), attached riders and any documents or instruments issued or executed pursuant hereto will have been made, executed and delivered in, and shall be governed by the internal laws (as opposed to conflicts of law provisions) and decisions of, the State of Minnesota. Lessee and Lessor consent to the exclusive jurisdiction of any local, state or federal court located within Minnesota. Venue must be in Minnesota and Lessee hereby waives local venue and any objection relating to Minnesota being an improper venue to conduct any proceeding relating to this AGREEMENT. At Lessor’s sole election and determination, Lessor may select an alternative forum, including arbitration or mediation, to adjudicate any dispute arising out of this AGREEMENT.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO THIS AGREEMENT OR SUCH TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

The Parties jointly drafted this AGREEMENT, and the Parties hereby agree that neither should be favored in the construction, interpretation or application of any provision or any ambiguity. No unwritten or oral agreements between the Parties exist. This AGREEMENT and associated Lease Schedule(s) constitute the entire understanding and agreement between Lessor and Lessee with respect to the lease of the Equipment superseding all prior agreements, understandings, negotiations, discussions, proposals, representations, promises, commitments and offers between the Parties, whether oral or written. This AGREEMENT and associated Lease Schedule(s) constitute a single unitary agreement. No provision of this AGREEMENT or any Lease Schedule shall be deemed waived, amended, discharged or modified orally or by custom, usage or course of conduct unless such waiver, amendment or modification is in writing and signed by an officer of each of the Parties. Time and exactitude of each of the terms and conditions of this AGREEMENT are hereby declared to be of the essence. Lessor may accept past due payments in any amount without modifying the terms of this AGREEMENT and without waiving any rights of Lessor hereunder. If any one or more of the provisions of this AGREEMENT or any Lease Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this AGREEMENT and any such Lease Schedule will be unimpaired, and the invalid, illegal or unenforceable provisions shall be replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the Parties. Titles or headings are used herein for convenience and are not substantive. Lessee agrees that neither the equipment manufacturer, nor the supplier, nor any of their salespersons, employees or agents are agents of Lessor.

Any notice provided for herein shall be in writing and sent by overnight courier providing a receipt of delivery or by certified or registered mail to the Parties at the addresses stated on page 1 of this AGREEMENT.

The Monthly Lease Charge is intended to be fixed from the Commencement Date to the end of the term. The three year treasury rate is an integral part of the lease rate. The Lessee and Lessor agree that the lease rate shall also be fixed during the Installation Period but should the three year treasury note increase during such Installation Period, the lease rate will be adjusted on the Commencement Date to give effect to the increase in the treasury rate and the same shall cause an increase in the Monthly Lease Charge.

Lessor is entitled to review a complete set of Lessee’s financial statements, including a statement of cash flows, balance sheet and income statement, and any other financial information that Lessor may request. If during the Installation Period the Lessee’s financial condition changes in any material respect (as determined by the Lessor in its sole discretion), then Lessor shall be entitled to stop purchasing equipment to be leased to Lessee and to commence the applicable lease schedule(s).

This AGREEMENT shall not become effective until delivered to Lessor at its offices at Minneapolis, Minnesota and executed by Lessor.

This AGREEMENT is made subject to the terms and conditions included herein and Lessee’s acceptance is effective only to the extent that such terms and conditions are consistent with the terms and conditions herein. Any acceptance which contains terms and conditions which are in addition to or inconsistent with the terms and conditions herein will be a counter-offer and will not be binding unless agreed to in writing by Lessor. The terms used in this AGREEMENT, unless otherwise defined, shall have the meanings ascribed to them in the Lease Schedule(s).

25.	Net Lease

This AGREEMENT is a net lease and Lessee’s obligations to pay all Lease Charges and other amounts payable hereunder shall be absolute and unconditional and, except as expressly provided herein, shall not be subject to any: (i) delay, abatement, reduction, defense, counterclaim, set-off, or recoupment; (ii) discontinuance or termination of any license, maintenance agreement, service contract, or other agreement; (iii) Equipment failure, defect or deficiency; (iv) damage to or destruction of the Equipment; or (v) dissatisfaction with the Equipment or otherwise, including any present or future claim against Lessor or the manufacturer, supplier, reseller or vendor of the Equipment. To the extent that the Equipment includes intangible (or intellectual) property, Lessee understands and agrees that: (i) Lessor is not a party to and does not have any responsibility under any Software license and/or other agreement with respect to any Software; and (ii) Lessee will be responsible to pay all of the Lease Charges and perform all its other obligations under this AGREEMENT despite any defect, deficiency, failure, termination, dissatisfaction, damage or destruction of any Software or Software license. Further, Lessee agrees that it has an unconditional, irrevocable and absolute obligation to pay all Lease Charges and other amounts payable hereunder to the Lessor although (i) the Lessor does not hold title to any Software (or intellectual or intangible property), (ii) Lessor is not a party to any Software license (or intellectual or intangible property license) that is listed among the Equipment on any Lease Schedule and (iii) any license to Software is exclusively between the licensor of the Software (“Licensor”) and the Lessee. Except as expressly provided herein, this AGREEMENT shall not terminate for any reason, including any defect in the Equipment or Lessor’s title thereto or any destruction or loss of use of any item of Equipment.

26.	Electronic Signatures

The Parties intend that the AGREEMENT be a valid and legally enforceable lease contract between Lessee and Lessor notwithstanding any means of signature or signing, including PDF, manual or electronic signature. The words “signature,” “sign,” “signed,” “execute,” and words of like import in or relating to the AGREEMENT or any other written or electronic document or record signed in connection with the AGREEMENT, including, but not limited to, any Lease Schedule and any Certificate of Acceptance shall be deemed to include (without limitation) electronic signatures and contract formations on electronic platforms, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature and/or physical delivery thereof to the full extent provided for in the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as enacted in Minnesota or any other applicable similar state law based on the Uniform Electronic Transactions Act. The Lessee hereby represents and warrants that its electronic signature on any contract, record or other document (including, without limitation, the AGREEMENT including all amendments and supplements thereto) shall be unconditionally valid and legally enforceable, and therefore, agrees to not contest, call into question or otherwise challenge the validity or enforceability of any electronic signature (or the authority of the electronic signer to sign) or raise any of the foregoing as a defense or counterclaim. Further, the Parties agree that electronic signature means a symbol or signature, or process attached to, or associated with, a contract (including, without limitation, the AGREEMENT and any amendment or supplement thereto and all Lease Schedules and Certificates of Acceptance) or other document or record and adopted by a contracting Party with the intent to sign, authenticate or accept such contract, document or record. Lessor and Lessee unconditionally agree that the physical printed version of the AGREEMENT (including any amendments and supplements hereto) and any Lease Schedule containing a manual, fax, PDF, or electronic signature or signatures with the legend “Original” or “Original Chattel Paper” shall constitute the only original authoritative version and record. Both Lessor and Lessee hereby agree that this AGREEMENT (including any amendment or supplement), any Lease Schedule, any Certificate of Acceptance or any other written or electronic document or record signed in connection with the AGREEMENT may be authenticated by electronic signatures.

IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be signed by their respective duly authorized representative.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:
HONOUR CAPITAL LLC		BOWMAN CONSULTING GROUP LTD.

By:	/s/ Shea Huston	By:	/s/ Bruce Labovitz

Print Name:	Shea Huston	Print Name:	Bruce Labovitz

Title:	Co-CEO	Title:	CFO

Date:	11/19/2021	Date:	11/19/2021

MASTER LEASE SCHEDULE A

Lessor and Lessee enter into this Master Lease Schedule pursuant to Lease Agreement Number BO111821 dated November 18, 2021. The terms of the Lease Agreement and the terms and conditions of Certificates of Acceptance to be executed pursuant to Master Lease Schedule A, including Installation Dates and descriptions and serial numbers of Equipment contained therein, are a part hereof and are incorporated by reference herein.

LESSOR	LESSEE
Honour Capital LLC	Bowman Consulting Group Ltd.
825 11th Avenue SE	12355 Sunrise Valley Drive, Suite 520
Minneapolis, MN 55414	Reston, VA 20191

SUPPLIER OF EQUIPMENT	LOCATION OF INSTALLATION
Various	Various

Term of Lease from Commencement Date: 48 months

Monthly Lease Charge: $110,185.00

Anticipated Delivery and Installation: November 2021 – December 2022

Security Deposit: Upon Lessee’s execution of this Lease Schedule, Lessee shall deliver a security deposit in the amount of $110,185.00 If there is no Event of Default, this security deposit may be applied toward the total amounts due pursuant to this Lease Schedule.

Origination Fee: waived

MANUFACTURER	QTY	MACHINE/MODEL	EQUIPMENT	EQUIPMENT DESCRIPTION (including features)
Engineering and site survey equipment
Licenses, Support and Service Contracts

Lessee understands that Lessor’s commitment to lease equipment under this Master Lease Schedule A is contingent upon formal credit approval by Lessor’s credit committee.

Lease Schedules sequentially numbered beginning with Lease Schedule A01 (each a “Takedown Schedule”) will be prepared periodically by the Lessor to memorialize the actual equipment accepted for lease by the Lessee during the installation period. The Monthly Lease Charge will be prorated and charged as interim rent between the date an item of equipment is accepted and the Commencement Date. The lease rate and associated Lease Charges are based on the applicable treasury rate published as of November 18, 2021. Should the treasury rate increase prior to or during the Installation Period, the lease rate will be adjusted. Lessee agrees to lease from Lessor Equipment that has an acquisition value of $5,000,000.00.

Agreed to and Accepted by Lessor:	Agreed to and Accepted by Lessee:
HONOUR CAPITAL LLC	BOWMAN CONSULTING GROUP LTD.

By:	/s/ Shea Huston	By:	/s/ Bruce Labovitz

Print Name:	Shea Huston	Print Name:	Bruce Labovitz

Title:	Co-CEO	Title:	CFO

Date:	11-19-2021	Date:	11-19-2021

Rider Number:	001

Lease Agreement Number:	BO111821 (the “AGREEMENT”)

Lease Schedule Number:	Master A

Lease Date:	November 18, 2021

At the end of the Initial Term of any Lease Schedule, Lessee shall have the option to purchase the Equipment in its physical possession and on the Lease Schedule, in whole and not in part, on an as-is, where-is basis, for the then determined mutually-agreed price not to exceed 22.5% of the Original Equipment Cost provided that (i) an Event of Default has not occurred, (ii) Lessor has received all of the Lease Charges owing prior to Lessee exercising this option to purchase, and (iii) Lessor has received written notice of Lessee’s election to exercise said purchase option not less than one-hundred twenty days prior to the end of the Initial Term of the Lease Schedule. Alternatively, Lessee may provide notice and return the Equipment to Lessor in compliance with the terms of the AGREEMENT, or Lessee may continue to lease the Equipment under the Lease Schedule as provided in the AGREEMENT.

Agreed to and Accepted by Lessor:	Agreed to and Accepted by Lessee:
HONOUR CAPITAL LLC	BOWMAN CONSULTING GROUP LTD.

By:	/s/ Shea Huston	By:	/s/ Bruce Labovitz

Print Name:	Shea Huston	Print Name:	Bruce Labovitz

Title:	Co-CEO	Title:	CFO

Dated:	11/19/2021	Dated:	11/19/2021